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                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We have issued our reports dated August 16, 1996 accompanying the consolidated financial statements and schedule of Jaco Electronics, Inc. as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996 contained in this annual report of Jaco Electronics, Inc. on Form 10-K for the year ended June 30, 1996. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-89994, effective March 3, 1995).





GRANT THORNTON LLP



Melville, New York
September 24, 1996